UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2003

MOVITO HOLDINGS LTD.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-102930
(Commission File Number)

98-0385312
(IRS Employer Identification No.)

750 West Pender Street, Suite 804 Vancouver, British Columbia, V6C 2T8 Canada
(Address of Principal Executive Offices) (Zip Code)

(604) 682-8468
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

None

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Pursuant to an agreement dated October 21, 2003 and closed on October 28, 2003, we agreed to sell a 100% interest in our wholly owned subsidiary, 657333 B.C. Ltd., to Adil Dinani, a party at arm’s length to us, for cash consideration of $25,000.

657333 B.C. Ltd. is a private British Columbia company that owns all of the assets associated with our automated teller machine business. These assets include:

a) 5 service and management agreements with businesses located in the greater Vancouver, British Columbia area whereby 657333 B.C. Ltd. provides cash transaction processing and monitoring services in connection with cash withdrawals made from automated teller machines;

b) an electronic cash processing agreement with Calypso Canada Inc. whereby Calypso agrees to process transactions between ATMs that we monitor and ATM electronic networks for $0.11 per transaction; and

c) the exclusive right to use the trade name “NetCash” in connection with cash transaction processing and monitoring.

We decided to sell our interest in 657333 B.C. Ltd. and its cash transaction processing business due to our failure to generate significant profit from operations. In the six-month period ended June 30, 2003, we realized net revenues from operations of $7,761 from our business.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

No court or governmental agency has assumed jurisdiction over any substantial part of our business or assets.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

None.

ITEM 5. OTHER EVENTS

None.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

None.

ITEM 7. FINANCIAL STATEMENTS

None

ITEM 8. CHANGE IN FISCAL YEAR

There has been no change in our fiscal year.

Index to Exhibits

2.1	Agreement dated October 21, 2003 between Movito Holdings Ltd. and Adil Dinani.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Movito Holdings Ltd., a Nevada corporation

DATED: November 12, 2003	By:	/s/ Jamie Cirotto
Jamie Cirotto President